Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 22, 2010
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END 2009 FINANCIAL RESULTS
Company Declares $2.00 per Share Special Cash Dividend
SOUTHFIELD, MI – February 22, 2010 – First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the fourth quarter and year ended 2009.
Highlights for the fourth quarter 2009 include:
•	Gross written premium growth of 22.9 percent
•	Net earned premium growth of 40.2 percent
•	Commission and fee income growth of 58.7 percent
•	Net investment income growth of 37.2 percent
•	Net income of $8.4 million, or $0.48 per diluted share
•	Operating net income of $6.8 million, or $0.39 per diluted share
•	Book value per share of $18.40, an increase of 25.4 percent from December 31, 2008
•	Tangible book value per share of $15.49, an increase of 31.4 percent from December 31, 2008
•	Annualized return on average stockholders’ equity of 10.8 percent
•	Third consecutive quarterly dividend of $0.025 per share
“We are pleased with our solid underwriting results and strong investment performance for the quarter and full year,” said Richard H. Smith, Chairman, President and Chief Executive Officer. “Our underwriting discipline, conservative investment philosophy and effective capital management combined to deliver a return on average stockholders’ equity of 15.3 percent for the year ended December 31, 2009 and a compound annual growth in book value per share of 22.6 percent for the three year period ended December 31, 2009. This positioned us to declare a $2.00 per share special cash dividend,” continued Smith. “We believe the Company’s capital position after the dividend will support our growth strategy and permit us to build on our demonstrated track record of success,” Smith concluded.
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First Mercury Financial Corporation
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Written and Earned Premium
For the three months ended December 31, 2009, gross written premiums were $102.2 million, a 22.9 percent increase from the gross written premiums during the same period in 2008. For the year ended December 31, 2009, gross written premiums were $344.4 million, a 7.2 percent increase from the gross written premiums during the same period in 2008. The increase in gross written premiums for the three months and the year ended December 31, 2009 was due to an assumed retroactive reinsurance transaction consummated during the three months ended December 31, 2009. This reinsurance transaction, whereby the Company entered into a loss portfolio transfer for the claims for the self-insured retention for a large U.S. homebuilder, generated $25.3 million of gross written premium for the Specialty platform.
Net earned premiums during the three months ended December 31, 2009 were $76.5 million, a 40.2 percent increase from the same period of 2008. For the year ended December 31, 2009, net earned premiums were $232.0 million, a 19.7 percent increase from the same period in 2008. The increase in net earned premiums for the three months and year ended December 31, 2009 was primarily due to the aforementioned assumed retroactive reinsurance transaction, which was both written and fully earned in the same period.
Commissions and Fees
Commissions and fees during the three months ended December 31, 2009 were $8.1 million, a 58.7 percent increase from the same period of 2008. For the year ended December 31, 2009, commissions and fees were $32.0 million, a 52.5 percent increase from the same period of 2008. The increase for the three months ended December 31, 2009 compared to the same period of 2008 is primarily due to $2.3 million of negative profit sharing commissions recorded during the three months ended December 31, 2008 and due to an increase in commissions and fees related to our insurance services business for the three months ended December 31, 2009. The increase for the year ended December 31, 2009 compared to the same period of 2008 is primarily due to $4.1 million of negative profit sharing commissions recorded during the year ended December 31, 2008, an increase in AMC commissions and fees of $5.1 million including a previously disclosed, non-recurring contingent commission adjustment for $1.3 million, and an increase of $1.7 million from our workers compensation services business for the year ended December 31, 2009.
Investments
The Company recorded $0.2 million of pretax net unrealized gains on its available for sale investment portfolio during the three months ended December 31, 2009. The Company recorded $32.7 million of pretax net unrealized gains on its available for sale investment portfolio during the year ended December 31, 2009. The investment portfolio’s taxable equivalent total return was 1.8 percent for the three months ended December 31, 2009 and 16.1 percent for the year ended December 31, 2009.
Losses and Loss Adjustment Expenses
During the three months ended December 31, 2009, there was no net development of prior years’ loss and loss adjustment expense reserves. For the year ended December 31, 2009, there was $5.7 million, or $0.21 per diluted share, net of taxes, of favorable development of prior years’ loss and loss adjustment expense reserves. For the three months ended December 31, 2008, there was no net development of prior years’ loss and loss adjustment expense reserves. For the year ended December 31, 2008, there was $4.8 million of favorable development of prior years’ loss and loss adjustment expense reserves.
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The higher than anticipated property losses the Company experienced during the second quarter of 2009 did not recur during the third and fourth quarters of 2009. The Company’s property underwriting results for the year ended December 31, 2009 include the previously disclosed $2.4 million, or $0.09 per diluted share, net of taxes, of storm losses and $5.2 million, or $0.19 per diluted share, net of taxes, of higher than expected commercial property fires and other losses and loss adjustment expenses recorded during the second quarter of 2009. The Company recorded net losses from Hurricane Ike of $2.9 million and $0.4 million of reinstatement premium expense during the year ended December 31, 2008.
Capital Management
During the year ended December 31, 2009, the Company repurchased 801,423 shares of common stock for $10.5 million at an average cost of $13.09 per share. As previously disclosed, the Company fulfilled 100 percent of the authorization under the Company’s August 2008 Share Repurchase Program, and on August 20, 2009, the Company’s Board of Directors approved a new Share Repurchase Program to repurchase up to 1,000,000 shares of outstanding common stock through August 20, 2010. As of December 31, 2009, the Company has not repurchased any shares under the new authorization. The Company views this repurchase program as an attractive use of excess capital given current market conditions. The Company paid a quarterly cash dividend of $0.025 per share on December 31, 2009. This represents the Company’s third consecutive quarterly dividend. On February 22, 2010, the Company’s Board of Directors declared a one-time, special cash dividend of $2.00 per share, and a regular quarterly cash dividend of $0.025 per share both to be paid March 31, 2010 to shareholders of record at the close of business on March 15, 2010. The special dividend will be funded in part from borrowings under the Company’s credit agreement. The Company has obtained a waiver from its lender through May 1, 2010 to permit the payment of the dividend. The Company is negotiating with its lender to amend its credit agreement so that the dividend payment will not result in a violation of the credit agreement once the waiver period expires and anticipates completing such amendment prior to the expiration of the waiver period.
Other
The Company will record a pre-tax restructuring charge during the first quarter of 2010 of up to $4.5 million related to a reduction in staffing levels and elimination of other expenses across the organization. The Company anticipates realizing pre-tax annual savings of approximately $4.5 million as a result of these actions.
Conference Call Details
The Company will host a conference call on February 23, 2010 at 11:00 a.m. Eastern Time to discuss fourth quarter and year end results. The call can be accessed live by dialing 877-407-0789 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 877-660-6853, entering account #3055 and conference code 344450, which will be available through March 2, 2010. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages.  During the Company’s 36 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.
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Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, other-than-temporary impairment losses on investments, the change in fair value of derivative instruments, income from discontinued operations, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our estimates for accrued profit sharing commissions are based on loss ratio performance and could be reduced if the underlying loss ratios deteriorate; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.
Financial Tables Follow...
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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		%		December 31,		%
	2009	2008	Change		2009	2008	Change
	(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$76,463	$54,522	40.2%		$232,002	$193,744	19.7%
Commissions and fees	8,082	5,093	58.7%		31,998	20,989	52.5%
Net investment income	8,227	5,997	37.2%		29,332	21,633	35.6%
Net realized gains (losses) on investments	2,802	(7,875)	135.6%		28,006	(16,589)	268.8%
Other-than-temporary impairment losses on investments	(243)	(396)	-38.6%		(669)	(4,098)	-83.7%

Total Operating Revenues	95,331	57,341	66.3%		320,669	215,679	48.7%

Operating Expenses
Losses and loss adjustment expenses, net	52,049	31,127	67.2%		148,349	107,840	37.6%
Amortization of deferred acquisition expenses	13,721	13,057	5.1%		54,610	41,164	32.7%
Underwriting, agency and other expenses	15,933	7,756	105.4%		44,852	34,355	30.6%
Amortization of intangible assets	538	572	-5.9%		2,247	2,038	10.3%

Total Operating Expenses	82,241	52,512	56.6%		250,058	185,397	34.9%

Operating Income	13,090	4,829	171.1%		70,611	30,282	133.2%
Interest Expense	1,404	1,440	-2.5%		5,683	5,820	-2.4%
Change in Fair Value of Derivative Instruments	—	202	-100.0%		(401)	312	-228.5%

Income from Continuing Operations Before Income Taxes	11,686	3,187	266.7%		65,329	24,150	170.5%
Income Taxes	3,259	823	296.0%		20,966	6,414	226.9%

Income from Continuing Operations	8,427	2,364	256.5%		44,363	17,736	150.1%
Income from Discontinued Operations, Net of Income Taxes	—	—	—		—	23,105	-100.0%

Net Income	$8,427	$2,364	256.5%		$44,363	$40,841	8.6%

Basic Net Income Per Share:
Income from Continuing Operations	$0.49	$0.13			$2.53	$0.98
Income from Discontinued Operations	—	—			—	1.27

Total	$0.49	$0.13			$2.53	$2.25

Diluted Net Income Per Share:
Income from Continuing Operations	$0.48	$0.13			$2.48	$0.95
Income from Discontinued Operations	—	—			—	1.23

Total	$0.48	$0.13			$2.48	$2.18

Weighted Average Shares Outstanding:
Basic	17,020,903	17,944,321			17,407,510	18,129,386

Diluted	17,356,634	18,357,259			17,746,613	18,674,689

GAAP Underwriting Ratios:
Loss ratio	68.1%	57.1%	11.0	Pts.	63.9%	55.7%	8.2	Pts.
Expense ratio	29.7%	30.7%	-1.0	Pts.	31.0%	28.0%	3.0	Pts.

Combined ratio	97.8%	87.8%	10.0	Pts.	94.9%	83.7%	11.2	Pts.

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2009	2008
	(Dollars in thousands,
	except share and per share data)
ASSETS
Investments
Debt securities	$648,522	$495,799
Equity securities and other	38,752	15,089
Short-term	12,216	32,142

Total Investments	699,490	543,030
Cash and cash equivalents	14,275	31,833
Premiums and reinsurance balances receivable	78,544	56,398
Accrued investment income	6,248	5,400
Accrued profit sharing commissions	14,661	11,315
Reinsurance recoverable on paid and unpaid losses	172,711	135,617
Prepaid reinsurance premiums	57,374	48,921
Deferred acquisition costs	25,654	27,369
Intangible assets, net of accumulated amortization	37,104	39,351
Goodwill	25,483	25,483
Deferred federal income taxes	—	2,161
Other assets	26,049	16,775

Total Assets	$1,157,593	$943,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$488,444	$372,721
Unearned premium reserves	146,773	147,849
Long-term debt	67,013	67,013
Funds held under reinsurance treaties	71,661	49,419
Premiums payable to insurance companies	31,167	27,831
Reinsurance payable on paid losses	958	1,167
Deferred federal income taxes	13,844	—
Accounts payable, accrued expenses, and other liabilities	21,649	16,016

Total Liabilities	841,509	682,016

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,181,106 and 17,836,337 shares	172	178
Paid-in-capital	154,417	161,957
Accumulated other comprehensive income (loss)	16,256	(3,027)
Retained earnings	147,087	103,028
Treasury stock; 130,600 and 33,600 shares	(1,848)	(499)

Total Stockholders’ Equity	316,084	261,637

Total Liabilities and Stockholders’ Equity	$1,157,593	$943,653

Book Value Per Share	$18.40	$14.67

Tangible Book Value Per Share	$15.49	$11.79

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)
Gross Written Premiums:
Security	$12,627	$16,788	$56,462	$66,652
Specialty	55,590	31,041	146,477	142,041
Contract Underwriting	17,403	16,682	66,148	63,774
FM Emerald	13,138	16,874	56,751	42,142
Other	3,453	1,772	18,580	6,667

Gross written premiums	$102,211	$83,157	$344,418	$321,276

Net Written Premiums:
Security	$7,968	$11,902	$36,314	$47,887
Specialty	45,395	23,135	105,219	105,467
Contract Underwriting	12,880	15,601	45,046	42,877
FM Emerald	5,901	7,250	24,759	17,053
Other	2,769	1,772	13,167	6,667

Net written premiums	$74,913	$59,660	$224,505	$219,951

Commissions and Fees:
Insurance underwriting commissions and fees	$1,511	$(818)	$5,501	$1,318
Insurance services commissions and fees	6,571	5,911	26,497	19,671

Total commissions and fees	$8,082	$5,093	$31,998	$20,989

Cash and Cash Equivalents:
Net cash provided by operating activities — continuing operations	$20,272	$23,055	$86,878	$114,768
Net cash provided by operating activities — discontinued operations	—	—	—	1,928
Net cash used in investing activities — continuing operations	(22,790)	(10,386)	(95,303)	(138,571)
Net cash provided by investing activities — discontinued operations	—	—	—	41,830
Net cash provided by (used in) financing activities	588	(3,431)	(9,133)	(6,554)

Net increase (decrease) in cash and cash equivalents	$(1,930)	$9,238	$(17,558)	$13,401

Return on Equity: (1)
Net income	10.8%	3.6%	15.3%	16.6%
Operating net income	8.7%	12.1%	9.1%	12.8%

Operating Net Income: (3)
Net income	$8,427	$2,364	$44,363	$40,841
Adjust for Net realized gains and losses on investments, net of tax	(1,821)	5,118	(18,204)	10,783
Adjust for Other-than-temporary impairment losses on investments, net of tax	158	258	435	2,664
Adjust for Change in fair value of derivative instruments, net of tax	—	131	(261)	203
Adjust for Discontinued operations, net of tax	—	—	—	(23,105)

Operating net income	$6,764	$7,871	$26,333	$31,386

Operating Net Income Per Share: (3)
Diluted	$0.39	$0.43	$1.47	$1.68

Tangible Stockholders’ Equity: (2)
Total stockholders’ equity			$316,084	$261,637
Intangible assets, net			(37,104)	(39,351)
Deferred tax liability — intangible assets, net			12,613	13,399
Goodwill			(25,483)	(25,483)

Tangible stockholders’ equity			$266,110	$210,202

(1)	Return on equity represents net income and operating net income expressed on an annualized basis as a percentage of average stockholders’ equity.

(2)
Tangible stockholders’ equity is total stockholders’ equity excluding the value of intangible assets, net of accumulated amortization, goodwill, and the deferred tax liability related to intangible assets.

(3)	See discussion of use of non-GAAP financial measures above.
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